Exhibit 10.15

Exclusive Share Purchase Option Agreement

This Exclusive Share Purchase Option Agreement (the “Agreement”) is made by the following parties in the People’s Republic of China (“China”, for the purposes of this Agreement, the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan are not included) on November 6, 2018 in Beijing.

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

Address: Zhixincun Building No.1, Floor 8, 805-17, Haidian District, Beijing

Party B:

Party B1: Yao Zhaohua

ID No.:421122198207240060

Party B2: Xinjiang Shengshi Canjin Venture Investment Partnership (Limited Partnership)

Address: No. 258 Gaoxin Street, Shumagang Building No. 2015-781, High and new technology industry development District, Urumqi, Xinjiang

Party B3: Horgos Guosheng Zhongxing Venture Investment Partnership (Limited Partnership)

Address: Horgos Kalasu River Oulujingdian No. 1-110-923, Yili, Xinjiang

Party B4: Hangzhou Chuyuan Investment Partnership (Limited Partnership)

Address: Ningweijiedao Minhe Road No. 479 Guotai Keji Building Room 801, Xiaoshan Distrcit

Party B5: Song Xiurong

ID No.:120109194907075560

Party B6: Shenzhen Qianhai Shengshi Yujin Investment Company (Limited Partnership)

Address: No.1 Qianwanyilu, Building A, Room 201, Qianhaishengang Coopearting District, Shenzhen City

Party B7: Shanghai Yingqu Yunlu Venture Investment Partnership (Limited Partnership)

Address: No. 8 Shengze Road, Floor 13 Building D, Huangpu District, Shanghai City

Party B8: Xinyu Jindinghui Investment Management Center (Limited Partnership)

Address: No. 1160 Zhanqianxi Road extension section, Yushui District, Xinyu City, Jiangxi Province

Party B9: Wang Haili

ID No.: 370303196907311728

Party B10: Tang Dan

ID No.: 510124198210020046

Party B11: Zheng Yuhang

ID No.: 310109197911014014

Party C: Beijing Wimi Cloud Software Co., Ltd.

Registered Address: No. 49 Badachu Road, No. 816 Floor 6, Shijingshan District, Beijing City

(Each party shall be referred to as a “Party”, and collectively as the “Parties”.)

Whereas: Party B holds 100% of the equity interests of Party C;

Now therefore, upon the agreement reached by negotiation, the Parties have reached the following agreement:

1.              Sale and Purchase of Equity Interest

1.1                 Option Granted

Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by Chinese laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”).  Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B.  Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A.  The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2                 Steps for Exercise of the Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying:(a) Party A’s or the Designee’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased by Party A or the Designee from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests or the date for the transfer of the Optioned Interests.

1.3                 Equity Interest Purchase Price

Unless Chinese law or regulation requires appraisal when Party A exercises its right, the purchase price of the purchased equity (the “ Equity Interest Purchase Price ”) shall be the lowest price permitted by law.

1.4                 Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1                     Party B shall promote party C to convene a shareholder meetings in a timely manner, at which it shall approve the resolution of party B’s transfer of the purchased Equity to Party A and/or the designated person

1.4.2                     Party B shall execute an equity interest transfer contract with respect to each transfer with Party A and/or each Designee (if applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests (“transfer contract”);

1.4.3                     The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests.  For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney. “Party B’s Equity Interest Pledge Agreement” as used in this Agreement shall refer to the Interest Pledge Agreement executed by and among Party A, Party B and Party C on the date hereof (“Equity Interest Pledge Agreement”), Under the Equity Interest Pledge Agreement, Party B may, in order to guarantee party C to fulfill its obligations under the exclusive business cooperation agreement signed between party C and party A, pledge to Party A the full equity of the Party C it holds.

2.              Covenants

2.1                 Covenants regarding Party C

Party B (as a shareholder of Party C) and Party C hereby covenant as follows:

2.1.1                     Without the prior written consent of Party A, shall not in any manner supplement, change or amend the articles of association of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2                     Maintain Party C’s corporate existence in accordance with good financial and business standards and practices, prudently and effectively operating its business and handling its affairs;

2.1.3                     Without the prior written consent of Party A, shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or legal or beneficial interest in the material business or revenues of Party C or allow the encumbrance thereon of any security interest;

2.1.4                     Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) payables incurred in the ordinary course of business other than through loans and (ii) debt disclosed to and received written consent of Party A;

2.1.5                     Make sure to operate all of Party C’s business within the ordinary course of to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6                     Without the prior written consent of Party A, shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for the purpose of this subsection, a contract with a price exceeding RMB100,000 shall be deemed a major contract);

2.1.7                     Without the prior written consent of Party A, shall not cause Party C to provide any person with any loan or credit;

2.1.8                     Provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9                     If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10              Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire or invest in any person;

2.1.11              Shall not liquidate, dissolve or deregister Party C;

2.1.12              Shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

2.1.13              To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.1.14              Without the prior written consent of Party A, they shall ensure that Party C shall not in any manner distribute dividends to its shareholder, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholder, then Party B will pay or transfer the above distribution to Party A immediately and unconditionally.

2.1.15              At the request of Party A, shall appoint any person designated by Party A as the director of Party C.

2.2                 Covenants of Party B

Party B hereby covenants as follows:

2.2.1                     Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement;

2.2.2                     Without the prior written consent of Party A, Party B shall promote Party C’s shareholder meeting and/or director meeting not to approve any sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement;

2.2.3                     Without the prior written consent of Party A, Party B shall cause the directors meeting or shareholder meeting of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person;

2.2.4                     Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.5                     To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.2.6                     Party B shall appoint any designee of Party A as the director of Party C, at the request of Party A;

2.2.7                     At the request of Party A at any time, party B shall immediately and unconditionally transfer its equity interest in Party C to Party A and/or the designated person in accordance with the right to purchase equity under this contract; and

2.2.8                     Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof.  To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under Party B’s Equity Interest Pledge Agreement or under Party B’s Power of Attorney, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.              Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of the transfer of the Optioned Interests, that:

3.1                 They have the power, capacity and authority to execute and deliver this Agreement and any equity interest transfer contracts to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts.  Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option.  This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2                 The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.3                 Party B has a good and merchantable title to the equity interests held by Party B in Party C.  Except for Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney, Party B has not placed any security interest on such equity interests;

3.4                 Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.5                 Party C does not have any outstanding debts, except for (i) debt incurred within the normal business scope; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained.

3.6                 There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C or Party C.

4.               Effective date

This agreement shall enter into force on the date the parties signed and executed. The valid term of this agreement is 10 years, and Party A may choose to renew it.

5.              Governing Law and Resolution of Disputes

5.1                 Governing Law

The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the officially released and publicly available laws of the PRC.

5.2                 Methods of Resolution of Disputes

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party shall submit the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Beijing and the language shall be Chines. The arbitration award shall be final and binding on all Parties.

6.              Taxes and Fees

Each Party shall pay any and all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.              Notices

7.1                 All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1                     Notices given by personal delivery, courier service, registered mail or prepaid postage shall be deemed effectively given on the date of receipt or refusal at the address specified for notices;

7.1.2                     Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2                 For the purpose of notices, the addresses of the Parties are as follows:

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

Address: Zhixincun Building No.1, Floor 8, 805-17, Haidian District, Beijing

Receipt: Zheng Xiaojuan

Email:18834074066@163.com

Party B:

Party B1: Yao Zhaohua

Address: No. 70 No.1 team, Diaowoxiang Diaosicun, Zhuozhou City, Hebei Province

Receipt: Liang Ziyue

Email: liangzy@wimiar.com

Party B2:      Xinjiang Shengshi Canjin Venture Investment Partnership (Limited Partnership)

Address:           No. 258 Gaoxin Stree5, Shumagang Building No. 2015-781, High and new technology industry development District, Urumqi, Xinjiang

Receipt: Lei Yilun

Email: leiyilun@sensegain.com

Party B3: Horgos Guosheng Zhongxing Venture Investment Partnership (Limited Partnership)

Address: Horgos Kalasu River Oulujingdian No. 1-110-923, Yili, Xinjiang

Receipt: Lu Jiahui

Email: 2237672998@qq.com

Party B4: Hangzhou Chuyuan Investment Partnership (Limited Partnership)

Address: Ningweijiedao Minhe Road No. 479 Guotai Keji Building Room 801, Xiaoshan Distrcit

Receipt: Huang Yu

Email: 1147698933@qq.com

Party B5:      Song Xiurong

Address: No. 502, Door 3, Building No. 2, No. 4 Street, Yiranxiaoqu, Haibin Street, Dagang District, Tianjin City

Receipt: Song Xiurong

Email: 78536097@qq.com

Party B6: Shenzhen Qianhai Shengshi Yujin Investment Company (Limited Partnership)

Address: No.1 Qianwanyilu, Building A, Room 201, Qianhaishengang Coopearting District, Shenzhen City

Receipt: Lei Yilun

Email: leiyilun@sensegain.com

Party B7: Shanghai Yingqu Yunlu Venture Investment Partnership (Limited Partnership)

Address: No. 8 Shengze Road, Floor 13 Building D, Huangpu District, Shanghai City

Receipt: Liu Chao

Email: neil@shdelightcapital.com

Party B8: Xinyu Jindinghui Investment Management Center (Limited Partnership)

Address: No. 1160 Zhanqianxi Road extension section, Yushui District, Xinyu City, Jiangxi Province

Receipt: Ye Qian

Email: yeqian-1984@163.com

Party B9: Wang Haili

ID No.: Room 401, Unit 2, Building 4, Yard 8, Shifudong No. 2 Street, Zhangdian District, Zibo City, Shandong Province

Receipt: Liu Chao

Email: neil@shdelightcapital.com

Party B10: Tang Dan

Address: Room 1502, Unit 6, Building 3, No. 280 Xinleshen Street, Gaoxi District, Chengdu City

Receipt: Liu Chao

Email: neil@shdelightcapital.com

Party B11: Zheng Yuhang

Address: Room 1701, No. 12 of No. 309 Donghanyang Road, Hongqiao District, Shanghai City

Receipt: Liu Chao

Email: neil@shdelightcapital.com

Party C: Beijing Wimi Cloud Software Co., Ltd.

Registered Address: No. 49 Badachu Road, No. 816 Floor 6, Shijingshan District, Beijing City

Receipt: Liang Ziyue

Email: liangzy@wimiar.com

7.3                 Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

8.              Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement, and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information.  Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of other Parties, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such legal counsels, or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the employees of, or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement. This article remains in force when the agreement terminates on any ground.

9.              Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.       Miscellaneous

10.1          Amendments, changes and supplements

The Parties shall amend this Agreement in the event of any modification of this agreement by the U.S. Securities and Exchange Commission or other regulatory bodies, or any changes in the listing rules or related requirements of the U.S. Securities and Exchange Commission relating to this agreement, the parties shall amend this agreement accordingly.

10.2          Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

10.3          Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

10.4          Language

This Agreement is written in Chinese in thirteen copies, each Party having one copy. Each copy shall have equal legal validity.

10.5          Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect.  The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.6          Successors

Neither Party B nor Party C shall transfer any of their rights or obligations under this contract to any third party without Party A’s prior written consent. Party B and Party C hereby agree that Party A may transfer its rights and obligations under this contract under its own judgment, and shall only give Party B and Party C prior written notice of the transfer of their rights and obligations under this contract. This agreement shall be binding on and in the interest of the respective successors of each party and the assignee permitted by those parties.

10.7          Survival

10.7.1             Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

10.7.2             The provisions of Sections 5, 7, 8 and this Section 10.7 shall survive the termination of this Agreement.

10.8          Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties.  No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Beijing Hologram Wimi Cloud Network Technology Co., Ltd. (Seal)

Signature:	/s/ Fanhua Meng

Name:

Position:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Yao Zhaohua

Signature:	/s/ Yao Zhaohua

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Song Xiurong

Signature:	/s/ Song Xiurong

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Wang Haili

Signature:	/s/ Wang Haili

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Tang Dan

Signature:	/s/ Tang Dan

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Zheng Yuhang

Signature:	/s/ Zheng Yuhang

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Xinjiang Shengshi Canjin Venture Investment Partnership (Limited Partnership) (Seal)

Signature:	/s/ Xinjiang Ning

Name:

Position:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Horgos Guosheng Zhongxing Venture Investment Partnership (Limited Partnership) (Seal)

Signature:	/s/ Jiahui Lu

Name:

Position:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Hangzhou Chuyuan Investment Partnership (Limited Partnership) (Seal)

Signature:	/s/ Guocan Zhou

Name:

Position:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Shenzhen Qianhai Shengshi Yujin Investment Company (Limited Partnership) (Seal)

Signature:	/s/ Xinjiang Ning

Name:

Position:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Shanghai Yingqu Yunlu Venture Investment Partnership (Limited Partnership) (Seal)

Signature:	/s/ Hairong Wang

Name:

Position:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Xinyu Jindinghui Investment Management Center (Limited Partnership) (Seal)

Signature:	/s/ Yonghong Ji

Name:

Position:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Share Purchase Option Agreement as of the date first above written.

Beijing Wimi Cloud Software Co., Ltd. (Seal)

Signature:	/s/ Zhaohua Yao

Name:

Position: